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                    PRIVATE PLACEMENT DISTRIBUTION AGREEMENT

     This Agreement made this day of November 1994 by and between ACTV, Inc., a Delaware Corporation (hereinafter referred to as 'ACTV') with its principal offices located at 1270 Avenue of the Americas, New York, New York 10020; and ETR & Associates, Inc., a Delaware Corporation (hereinafter referred to as 'ETR') located at 19 Spear Road, Suite 308, Ramsey, New Jersey 07466.

                                   WITNESSETH

     WHEREAS, ACTV is a 'reporting issuer' within the meaning of Section 902(1) of Regulation S, 17 CFR Section 240.901 et seq. promulgated under the Securities Act of 1933 ('Regulation S') which files reports with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the
'Exchange Act') and whose stock is traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ Small Cap) under the symbol 'IATV'.

     WHEREAS, ETR is acting as a 'distributor' within the meaning of Section 902(c) of Regulation S; and

     WHEREAS, ETR desires to assist ACTV in obtaining equity capital pursuant to an offering conducted in compliance with Regulation S upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

I. PRIVATE PLACEMENT WARRANTIES AND COVENANTS

     1.01 ETR shall use its 'best efforts' to offer and sell up to $300,000 worth of ACTV Common Stock, (the 'Securities') in an offering conducted pursuant to Section 902 of Regulation S. The offering will consist of approximately 100,000 shares of common stock to be sold at a discounted share price of approximately $3.00 per share. If the offering price per share is less than this amount, ACTV must give its approval of this lower pricing.

     1.02 ETR shall ensure compliance with Regulation S and shall send each purchaser a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as ETR pursuant to Section 903(c)(2)(IV) of Regulation S.

     1.03 ETR agrees that all offers and sales of the Securities prior to the expiration of the forty (40) day restricted period specified in Section 903(c)(2) of Regulation S shall be made only in accordance with the provisions of Section 903 and 904 of Regulation S as applicable; pursuant to registration of the Securities under the Securities Act of 1933 (the 'Securities Act'), or pursuant to an available exemption from registration under the Securities Act.

     1.04 ETR agrees that any offering materials or documents (except 1934 Act filings and press releases) used in connection with offers and sales of Securities, prior to the expiration of the restricted period specified in
Section 903(c)(2) of Regulation S shall include statements to the effect that the Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors as that term is defined under Section 902(c) of Regulation S) unless the Securities are registered under the Securities Act, or an exemption from registration requirements of the Securities Act is available. Such statements shall appear on all materials as provided under Section 902(h)(2)(i), (ii) and
(iii) of Regulation S.




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     1.05 ETR  shall advise  ACTV of  any legends  or restrictions  required  by foreign countries, if any, pertaining to the Securities which ACTV shall cause to be placed on the certificates representing the Securities; and ETR shall otherwise take all steps necessary to ensure that any offers and sales made pursuant to this Agreement comply with the laws and regulations of all foreign regulatory and/or self-regulatory authorities.

     1.06 ACTV acknowledges that ACTV's counsel must prepare a legal opinion to authorize the transfer agent to issue shares of ACTV's Common Stock with the following restrictive legend:

            'These shares have been issued pursuant to Regulation S as an exemption to the registration provisions under the Securities Act of 1933, as amended. These shares cannot be transferred, offered or sold in the U.S. or to U.S. persons (as defined in Regulation
       S) until after                      , 1994  (Forty-one days  after
       closing).'

     1.07 ACTV shall maintain its status as a corporation in good standing and a reporting issuer, operating in accordance with its most recent reports filed under the Exchange Act and provided to ETR.

     1.08 ETR shall insure that at the time the buy order is originated for any of the Securities covered by the Agreement, the buyer is outside the United States. Also, the offering will be restricted to a maximum of three qualified offshore subscribers.

     1.09 ETR shall insure that no directed selling efforts shall be made in the United States by it, its affiliates, or any person acting on its behalf in connection with the offer and sale of the Securities during the restricted period. The term 'directed selling efforts' means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the Securities. This would include the solicitation of offers to purchase and or sell the Securities from persons in the United States.

     1.10 ACTV shall promptly issue certificates representing the Securities upon notice by Escrow Agent that payment has been received, accompanied by a Subscription Agreement executed by a foreign purchaser, in the form attached hereto in Exhibit A.

II. COMPENSATION

     2.01 ACTV hereby agrees to compensate ETR for its services 10% of the gross proceeds received by ACTV.

         ACTV also agrees to compensate ETR for any travel or other reasonable out of pocket expenses related to the offering.

     2.02 All subscriptions received by ETR will be directed to the Attorney Trust Account of Harley & Deickler, Attn: Colin Harley, Esq./as Escrow Agent. ACTV agrees to pay for all wire transfer fees and miscellaneous legal fees incurred by counsel. Each time that ACTV delivers Securities in accordance to Regulation S, in the name of each subscriber, the proceeds will be immediately delivered to ACTV in a certified check or wire, less a one-half percent (0.5%) escrow fee to Harley & Deickler, and the 10% fee to ETR as set forth in 2.01 above.


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III INDEMNIFICATION

     3.01 ETR and ACTV agree to indemnify and hold harmless the escrow agent from any and all claims, liabilities, losses, actions, suits or proceedings, at law or in equity, that it may incur or with which it may be threatened by reason of its acting as escrow agent as described herein (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever); provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit, or proceeding resulting from the breach of the Escrow Agent of any material provision of this Agreement or from its gross negligence or willful misconduct.

     3.02 ACTV agrees to indemnify and hold harmless ETR, its directors and each person, if any, who controls or is employed by ETR within the meaning of Section 15 of the Securities Act of 1933 as follows:

     a. Against any loss, liability, claim, damage and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in the offering materials (as amended or supplemented) furnished to ETR by ACTV, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with written information furnished to ACTV by ETR expressly for use in the offering materials or any amendment or supplement thereof; and

     b. Against any loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigaion commenced or threatened, or of any claim based upon any untrue statement or omission or any alleged untrue statement or omission (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of ACTV.

     3.03 ETR agrees to indemnify and hold harmless ACTV, its directors, the attorney for ACTV who prepares the legal opinion in connection with the Regulation S offering, and each person, if any who controls or is employed by ACTV within the meaning of Section 15 of the Securities Act as follows:

     a. Against any loss, liability, claim, damage and expense arising out of (including but not limited to expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) ETR's violation or alleged violation of Regulation S and any other applicable law or any untrue or alleged untrue statement of a material fact contained in the offering materials, if any, (as amended and supplemented) executed by ETR, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in the offering materials or in any other offering documentation in reliance upon and in conformity with written information furnished to ACTV by ETR specifically for use in the preparation thereof; and

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     b.  Against loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or of any claim based upon by any untrue statement or omission of any alleged untrue statement or omission (including but not limited to expenses reasonable incurred in investigating, preparing or defending against any such litigation or claim) if any settlement is effected with the written consent of ETR.

IV Termination

     4.01 This offering will terminate at 5:00pm Eastern Standard Time on November 25, 1994, unless extended by all the parties to this Agreement.

V. Governing Law

     5.01 This Agreement is binding on all parties, as well as on their successors, assignees and representatives, and constitutes the entire Agreement between the parties. This Agreement may be modified or amended solely by a written agreement executed by the parties hereto, and may be executed in counterparts.

     5.02 The parties shall resolve any dispute arising hereunder before an arbitrator pursuant to the rules of the American Arbitration Association and each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this agreement shall be governed by the laws of the State of New York.

VI Notices

     6.01 All notices and communications regarding this Agreement shall be sent to the following:

If to ACTV:

Mr. William C. Samuels
President
ACTV, Inc.
1270 Avenue of the Americas
New York, New York 10020

If to ETR:

Mr. Robert E. Lee
President
ETR & Associates, Inc.
19 Spear Road, Suite 308
Ramsey, NJ 07446

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IN  WITNESS WHEREOF,  the parties  hereto, intending  to be  legally bound, have executed this Agreement:

ETR & ASSOCIATES, INC.

By: ROBERT E. LEE                                 11-11-94
    ...................................
    Robert E. Lee, President

ACTV, INC.

By: WILLIAM C. SAMUELS
    ...................................
    William C. Samuels, President

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